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Exhibit 99.1

Financial Statements

(Expressed in U.S. dollars)

ULTRATECH LINEAR SOLUTIONS INC.

Year ended April 30, 2000

Period from inception on April 22, 1999 to April 30, 1999

INDEPENDENT AUDITORS' REPORT

     The Board of Directors
Ultratech Linear Solutions Inc.

    We have audited the balance sheets of Ultratech Linear Solutions Inc. as of April 30, 2000 and April 30, 1999 and the statements of operations and deficit and cash flows for the year then ended and for the period from inception on April 22, 1999 to April 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of Ultratech Linear Solutions Inc. as at April 30, 2000 and April 30, 1999 and the results of their operations and their cash flows for the year then ended and for the period from April 22, 1999 to April 30, 1999 in conformity with Canadian generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered losses from operations and has negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would not have affected results of operations for the year ended April 30, 2000 and for the period from April 22, 1999 to April 30, 1999 and balance sheets at April 30, 2000 and April 30, 1999.

Chartered Accountants

Vancouver, Canada

January 3, 2001

ULTRATECH LINEAR SOLUTIONS INC.

Balance Sheets

(Expressed in U.S. dollars)

	April 30, 2000	April 30, 1999
Assets
Current assets:
Cash	$27,431	$—
Accounts receivable	74,233	—
Inventories (note 3)	180,471	—

	282,135	—
Intellectual property (net of accumulated amortization of $216, April 30, 1999—nil)	843	1,059
Equipment (note 4)	28,478	—

	$311,456	$1,059

Liabilities and Shareholders' Equity (Deficiency)
Current liabilities:
Accounts payable and accrued liabilities	$477,170	$—
Payable to shareholders (note 5)	34,080	—
Shareholders' equity (deficiency):
Share capital (note 6)	69,418	1,059
Deficit	(270,871)	—
Cumulative translation adjustment	1,659	—

Total stockholders' equity (deficiency)	(199,794)	1,059

	$311,456	$1,059

Future operations (note 1)
Commitments (note 9)
Subsequent event (note 11)

See accompanying notes to financial statements.

ULTRATECH LINEAR SOLUTIONS INC.

Statements of Operations and Deficit

(Expressed in U.S. dollars)

	Year ended April 30, 2000	Period from inception on April 22, 1999 to April 30, 1999
Revenue	$2,138,416	$—
Cost of goods sold	1,747,302	—

	391,114	—
Expenses:
General and administration	387,706	—
Amortization	6,595	—
Research and development expense	197,976	—
Sales and marketing	69,708	—

	661,985	—

Loss for the period, being deficit, end of period	$270,871	$—

See accompanying notes to financial statements.

ULTRATECH LINEAR SOLUTIONS INC.

Statements of Cash Flows

(Expressed in U.S. dollars)

	Year ended April 30, 2000	Period from inception on April 22, 1999 to April 30, 1999
Cash provided by (used in):
Operating activities:
Loss for the period	$(270,871)	$—
Adjustment for non-cash items:
Amortization	6,595	—
Changes in non-cash operating working capital:
Accounts receivable	(74,690)	—
Inventory	(181,583)	—
Accounts payable and accrued liabilities	480,111	—

	(40,438)	—
Investments:
Purchase of equipment	(35,037)	—
Financing activities:
Shareholders' loans	34,290	—
Issue of common shares	68,359

	102,649	—
Effect of foreign currency translation	257	—

Increase in cash, being cash, end of period	$27,431	$—

Supplementary information:
Cash paid for:
Interest	$980	$—
Non-cash investing and financing activities:
Common shares issued on the acquisition of intellectual property	—	1,059

See accompanying notes to financial statements.

ULTRATECH LINEAR SOLUTIONS INC.

Notes to Financial Statements

(Expressed in U.S. dollars)

Year ended April 30, 2000

Period from inception on April 22, 1999 to April 30, 1999

    The Company was incorporated under the laws of British Columbia on April 22, 1999. The Company is a wireless technology development company that specializes in the design and manufacture of high power wireless amplifiers.

1.  Future operations:

    These financial statements are prepared on a going concern basis which assumes the Company will realize its assets and satisfy its liabilities in the normal course of business.

    The Company's principal business activities have been the design and manufacture of high power wireless amplifiers. As at April 30, 2000, the Company had a shareholders' deficiency of $270,871 and a working capital deficiency of $195,035. The application of the going concern concept is dependent upon the Company's ability to obtain adequate sources of financing from its lenders, shareholders and other investors as required and generate profitable operations. The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary, should the Company be unable to continue as a going concern.

2.  Summary of significant accounting policies and practices:

(a)	Use of estimates:
The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas requiring significant estimates include the provision for sales returns and warranties, and the economic useful lives of capital assets for depreciation purposes.
(b)	Inventories:
Raw materials are valued at the lower of cost and replacement cost. Cost is determined using the weighted average method and includes invoice cost, duties and freight, plus direct labour applied to the product and the applicable share of manufacturing overhead. Work-in-progress and finished goods are valued at the lower of cost and net realizable value.

(c)	Equipment:
Equipment is stated at cost. Amortization is provided on the straight-line basis at the following annual rates:
Asset	Year
Lab equipment	3 years
Computer equipment	3 years
Furniture and office equipment	2 years
(d)	Income taxes:
The Company follows the asset and liability method for accounting for income taxes. Under this method, future income taxes are recognized for the future income tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The resulting changes in the net future tax asset or liability are included in income. Future tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is included in income in the period that includes the substantial enactment date. Future income tax assets are evaluated and if realization is not considered to be "more likely than not", a valuation allowance is provided.
(e)	Translation of foreign currencies:
The Company's functional or primary operating currency is the Canadian dollar. Monetary items denominated in a foreign currency are translated to Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenues and expenses are translated at rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.
The reporting currency of the Company is U.S. dollars. The translation from Canadian to U.S. dollars is performed for assets and liabilities using exchange rates in effect at the balance sheet date. Revenue and expense transactions are translated using average exchange rates prevailing during the period. Exchange gains and losses arising on translation of the Company's functional currency into the reporting currency, U.S. dollars, are excluded from the determination of income and reported as the cumulative translation adjustment in shareholders' equity.
(f)	Research and development costs:
Research costs are expensed as incurred. Development costs are charged to expense as incurred unless the Company believes the development project meets criteria for deferral and amortization. No development costs have been deferred at April 30, 2000.

(g)	Revenue recognition:
Revenue from sale of products is recognized upon the later of transfer of title or upon shipment of the product to the customer. Customer acceptance is used as the criterion for revenue recognition when the product sold does not have an established sales history to allow management to reasonably estimate return and future provision. The Company records deferred revenue when cash is received in advance of the revenue recognition criteria being met.
(h)	Warranty costs:
Warranty costs are accrued based on a best estimate, with reference to past experience.
(i)	Intellectual property:
Intellectual property is recorded at cost. Intellectual property is amortized over a period of five years. The Company evaluates the carrying value of intellectual property each year to determine if there has been a decline in value based on estimates of current and expected undiscounted cash flows from operations taking into consideration operating trends and other relevant factors.

3.  Inventories:

	2000	1999
Work-in-progress	$67,604	$—
Raw materials	112,867	—

	$180,471	$—

4.  Equipment:

	Cost	Accumulated Amortization	2000 Net Book Value	1999 Net Book Value
Laboratory equipment	$20,517	$3,419	$17,098	$—
Computer equipment	6,485	1,621	4,864	—
Furniture and office equipment	7,820	1,304	6,516	—

	$34,822	$6,344	$28,478	$—

5.  Payable to shareholders:

    Amounts payable to shareholders are unsecured, non-interest bearing and payable on demand. The shareholders have indicated that the amounts shown as long-term will not be demanded for repayment in the next fiscal year.

6.  Share capital:

Authorized:

    3,000,000 common shares without par value

Issued and outstanding:

	Shares	Amount
Issued for intellectual property	1,000,026	$1,059

Outstanding, April 30, 1999	1,000,026	$1,059
Issued for cash	156,074	68,359

Outstanding, April 30, 2000	1,156,100	$69,418

    The shares were issued for intellectual property acquired from a related partnership with a fair market value of $1,059 which was also the cost to the partnership.

7.  Income taxes:

    Future tax assets and liabilities:

	2000	1999
Future tax assets:
Accounting amortization in excess of cost	$1,187	$—
Loss carryforwards	48,053	—

Total gross future tax assets	49,240	—
Less valuation allowance	(49,240)	—

	$—	$—

    In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will be realized. The ultimate realization of the future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

    For Canadian tax purposes, the Company has approximately $258,000 of non-capital losses for income tax purposes available at April 30, 2000 to reduce taxable income of future years. These losses will expire in 2007.

ULTRATECH LINEAR SOLUTIONS INC.

Notes to Financial Statements (Continued)

(Expressed in U.S. dollars)

Year ended April 30, 2000

Period from inception on April 22, 1999 to April 30, 1999

8.  Financial instruments:

  (a)
  Credit risk:

    The majority of the Company's activities are concentrated with a few major customers (note 10). To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses.

  (b)
  Foreign currency risk:

    The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations.

9.  Commitments:

    The Company has committed to the following operating lease payments for equipment:

2001	$111,747

10.  Segmented information:

    The Company operates in wireless amplifier technology industry and sales of products are made in this segment. Management makes decisions about allocating resources based on the one operating segment.

    All of the equipment of the Company is in Canada and all the sales are to customers located in Korea.

    Major customers, representing 10% or more of total sales, include:

	2000	1999
Customer A	$1,007,247	$—
Customer B	443,048	—
Customer C	361,614	—
Customer D	326,507	—

	$2,138,416	$—

11.  Subsequent event:

    On November 16, 2000, Unity Wireless Corp. ("Unity") purchased the outstanding share capital of the Company, in exchange for 700,000 shares of common stock of Unity plus payment of outstanding shareholder loans totaling $72,000 (Canadian). In anticipation of the purchase, Unity extended a $1 million (Canadian) credit facility to Ultratech on October 3, 2000. On the same date the Company drew $300,000 (Canadian) from the credit facility for working capital purposes. Unity obtained a General Security Agreement with a first charge on all of the Company's assets as security for the credit facility.

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INDEPENDENT AUDITORS' REPORT
ULTRATECH LINEAR SOLUTIONS INC. Balance Sheets (Expressed in U.S. dollars)
ULTRATECH LINEAR SOLUTIONS INC. Statements of Operations and Deficit (Expressed in U.S. dollars)
ULTRATECH LINEAR SOLUTIONS INC. Statements of Cash Flows (Expressed in U.S. dollars)
ULTRATECH LINEAR SOLUTIONS INC. Notes to Financial Statements (Expressed in U.S. dollars) Year ended April 30, 2000 Period from inception on April 22, 1999 to April 30, 1999